UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported) January 24, 2006
Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255

(Commission File Number)	(IRS Employer Identification No.)

10 Columbus Boulevard, Hartford, CT	06106

(Address of Principal Executive Offices)	(Zip Code)
860-293-2006

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1: PRESS RELEASE
EX-99.2: SUPPLEMENTAL BIDDER'S STATEMENT

Item 8.01 Other Events
     On January 24, 2006, Magellan Petroleum Corporation (the “Company”) announced that its Board of Directors has increased the exchange ratio and added a cash component pursuant to the terms of its ongoing exchange offer (the “Offer”) to acquire all of the ordinary shares of Magellan Petroleum Australia Limited (“MPAL”) (Australian Stock Exchange – code MAG) that it does not currently own. Magellan currently has a 55.13% ownership interest in MPAL. Under the terms of the revised Offer, Magellan is offering to exchange 0.75 of a share of Magellan common stock and A$0.10 in cash consideration for each outstanding minority MPAL share.
     A copy of the Company’s press release dated January 24, 2006 regarding the revised terms of the Exchange Offer is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.
     On January 24, 2006, the Company filed a Supplementary Bidder’s Statement with the Australian Securities and Investments Commission and the Australian Stock Exchange to reflect the revised terms of the Exchange Offer.
     A copy of the Company’s Supplementary Bidder’s Statement is filed herewith as Exhibit 99.2 and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
99.1	Press Release of the Company, dated January 24, 2006, regarding the Exchange Offer.

99.2	Supplemental Bidder’s Statement of the Company, dated January 24, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ Daniel J. Samela
Name: Daniel J. Samela
Title: President, Chief Executive
Officer And Chief Financial Officer

Dated: January 24, 2006

EXHIBIT INDEX

Exhibit No.	Description	Page No.

99.1	Press Release of the Company dated January 24, 2006, regarding the Exchange Offer.	5

99.2	Supplemental Bidder’s Statement of the Company, dated January 24, 2006.	8